UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2008

REMEDENT, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-15975 (Commission File Number)	86-0837251 (IRS Employer Identification No.)

Xavier de Cocklaan 42, 9831, Deurle, Belgium (Address of Principal Executive Offices)	N/A (Zip Code)

011-329-321-7080

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2008, Remedent, Inc. ("Company"), entered into a Factoring Agreement (“Agreement”) with First Community Financial, a division of Pacific Western Bank (“First Community”) whereby First Community may purchase, from time to time, on a limited recourse basis such of Company’s accounts now existing or hereafter created and arising out of the sale of goods or service by the Company. The factoring limit is $1,000,000. The Agreement shall remain in effect until October 16, 2008 and may be renewed for successive six month period unless terminated under certain conditions.

The Agreement is filed as Exhibit 10.1 to this Form 8-K.

For further information see the Agreement attached hereto as Exhibit 10.1.

Also executed on April 24, 2008, and related to this Agreement is the Validity Agreement between certain officers and directors of the Company and First Community.

This Validity Agreement is filed as Exhibit 10.2 to this Form 8-K. For further information see the Validity Agreement attached hereto as Exhibit 10.2.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Factoring Agreement between Remedent, Inc. and First Community Financial, a division of Pacific Western Bank, dated April 24, 2008
10.2	Validity Agreement between certain officers and directors of Remedent, Inc. and First Community Financial, a division of Pacific Western Bank, dated April 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEDENT, INC.,
a Nevada corporation

Dated:	April 30, 2008	By: /s/ Robin List

Robin List,

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Factoring Agreement between Remedent, Inc. and First Community Financial, a division of Pacific Western Bank, dated April 24, 2008
10.2	Validity Agreement between certain officers and directors of Remedent, Inc. and First Community Financial, a division of Pacific Western Bank, dated April 24, 2008